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                                                                 EXHIBIT 4
                       Incorporated Under the Laws of the
                               State of Minnesota
                                  Chapter 302A


     NUMBER                                            SHARES
   -SPECIMEN-                                        -SPECIMEN-

                             MIMLIC CASH FUND, INC.

                         1,000,000,000 Authorized Shares

This Certifies that -SPECIMEN- is the registered holder of -SPECIMEN- Shares MIMLIC CASH FUND, INC., of the par value of $.01 each, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ________A.D. 19___.

Secretary                                         President



For Value Received, _________ hereby sell, assign and transfer unto ________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________ Attorney so transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________ 19___

In presence of              ____________________________________
___________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.